Exhibit 10.17

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS

SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by

ALGONQUIN PHASE I ASSOCIATES LLC,

and

ALGONQUIN COMMONS, LLC

as Borrower

for the benefit of

TEACHERS INSURANCE AND ANNUITY ASSOCIATION

OF AMERICA,

as Lender

Property Known As

Algonquin Commons

1520 Randall Road

Algonquin, Illinois 60102

This Mortgage Was Prepared By

And After Recordation This Mortgage Should Be Returned To:

Oscar A. Zamora, Esquire

c/o Teachers Insurance and Annuity

Association of America

730 Third Avenue

New York, New York 10017

i

v

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT made this 29th day of October, 2004, by ALGONQUIN PHASE I ASSOCIATES LLC and ALGONQUIN COMMONS, LLC (collectively, “Borrower”), each an Illinois limited liability company, having its principal place of business c/o Rookwood Tower, 3805 Edwards Road, Suite 700, Cincinnati, Ohio 45209, Attn: Jeffrey R. Anderson, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, having an address at 730 Third Avenue, New York, New York 10017.

RECITALS:

A. Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of SEVENTY-SEVEN MILLION THREE HUNDRED THOUSAND AND 00/100THS DOLLARS ($77,300,000.00).

B. To evidence the Loan, Borrower executed and delivered to Lender a promissory note (the “Note”), dated the date of this Mortgage, in the principal amount of SEVENTY-SEVEN MILLION THREE HUNDRED THOUSAND AND 00/100THS DOLLARS ($77,300,000.00) (that amount or so much as is outstanding from time to time is referred to as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on November 1, 2014 (the “Maturity Date”).

C. To secure the Note, this Mortgage encumbers, among other things, Borrower’s fee interest in the real property located in the City of Algonquin, County of Kane, State of Illinois, more particularly described in Exhibit A (the “Land”).

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.                                   Definitions. Capitalized terms used in this Mortgage are defined in Exhibit B or in the text with a cross-reference in Exhibit B.

Section 1.2.                                   Rules of Construction. This Mortgage will be interpreted in accordance with the rules of construction set forth in Exhibit C.

ARTICLE II

GRANTING CLAUSES

Section 2.1. Encumbered Property. Borrower irrevocably grants, mortgages, warrants, conveys, assigns and pledges to Lender, and grants to Lender a security interest in, the following property, rights, interests and estates now or in the future owned or held by Borrower (the “Property”) for the uses and purposes set forth in this Mortgage forever hereby releasing and waiving all rights under and by virtue of the homestead exemption laws of the State of Illinois (capitalized terms used in this Section 2.1 and not defined in this Mortgage have the meanings ascribed to them in the Uniform Commercial Code).

(i)                                     the Land;

(ii)                                  all buildings and improvements located on the Land (the “Improvements”);

(iii)                               all easements; rights of way or use, including any rights of ingress and egress; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefitting the Land or the Improvements;

(iv)                              all General Intangibles (including Software) and Goods, including Fixtures, Equipment and Consumer Goods attached to, contained in or used in connection with the Land or the Improvements (excluding personal property owned by tenants) (the “Fixtures and Personal Property”)

(v)                                 all agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting Borrower or the Land, the Improvements or the Fixtures and Personal Property, including the documents described on Exhibit D but expressly excluding the Leases (the “Property Documents”);

(vi)                              all Inventory held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, and all Documents of title evidencing any part of any of the foregoing;

(vii)                           all Accounts, Documents, Goods, Instruments, money, Deposit Accounts, Chattel Paper, Letter-of-Credit Rights, Investment Property, General Intangibles and Supporting

Obligations relating to the Property, including all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest thereon, if any (the “Accumulations”) and all deposits for reserves held from time to time by Lender’s pledge agent in accordance with the Leasing Reserve and Security Agreement and the Outstanding Tenant Improvement Pledge and Security Agreement described in the Section entitled “Reserves” and all accounts established to maintain the deposits together with investments thereof and interest thereon,

(viii) all awards and other compensation paid after the date of this Mortgage for any Condemnation (the “Condemnation Awards”);

(ix) all proceeds of and all unearned premiums on the Policies (the “Insurance Proceeds”);

(x) all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Land, the Improvements or the Fixtures and Personal Property;

(xi) all books, records and other information, wherever located, which are in Borrower’s possession, custody or control or to which Borrower is entitled at law or in equity and which are related to the Property, including all computer hardware and software or other equipment used to record, store, manage, manipulate or access the information;

(xii) all after-acquired title to or remainder or reversion in any of the property described in this Section; all Proceeds (excluding, however, sales or other dispositions of Inventory in the ordinary course of the business of operating the Land or the Improvements), replacements, substitutions, products, accessions and increases within any one or more of the following types of collateral: Goods, Equipment, Inventory, Instruments, Investment Property, Chattel Paper, Letter-of-Credit Rights, Documents, Accounts or General Intangibles, all additions, accessions and extensions to, improvements of and substitutions or replacements for any of the Property described in this Section; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Mortgage for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender’s request, any documents reasonably requested by Lender to further evidence the foregoing.

Section 2.2.                                   Intentionally Deleted.

Section 2.3.                                   Security Agreement.

(a) The Property includes both real and personal property and this Mortgage is a real property mortgage and also a “security agreement” and a “financing statement” within the meaning of the Uniform Commercial Code as in effect in the State of Illinois. By executing and delivering this Mortgage, Borrower grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that any of the Property may be subject to the Uniform Commercial Code as in effect in the State of Illinois.

(b) This Mortgage constitutes a fixture financing statement under the Laws of the state or commonwealth in which the Property is located and for such purpose, Borrower represents, as of the date hereof, that the following information set forth in clauses (i), (v) and (vi), is true and correct:

(i)                                     The Exact Legal Name and address of Debtor is:

Algonquin Phase I Associates LLC and Algonquin Commons, LLC

c/o Rookwood Tower

3805 Edwards Road, Suite 700

Cincinnati, Ohio 45209

Attn: Jeffrey R. Anderson

(ii)                                  Name and address of Secured Party:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

(iii)                               Description of the types (or items) of property covered by this Financing Statement:

all of the property described in section ii-xii of the Section entitled “Encumbered Property” described or referred to herein and included as part of the Property.

(iv)                              Description of real estate to which collateral is attached or upon which it is located: Described in Exhibit A.

(v)                                 Federal Identification Number of Debtor: Algonquin Phase I Associates LLC - 20-147727 and Algonquin Commons, LLC - 20-0253145.

(vi)                              Debtor’s chief executive office is located in the State Illinois, and Debtor’s state of formation is the State of Illinois.

Lender may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

Section 2.4. Conditions to Grant. This Mortgage is made on the express condition that if Borrower pays and performs the Obligations in full in accordance with the Loan Documents, then, unless expressly provided otherwise in the Loan Documents, the Loan Documents will be released at Borrower’s expense.

ARTICLE III

OBLIGATIONS SECURED

Section 3.1. The Obligations. This Mortgage secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (the “Obligations”).

(b) Borrower and Lender intend that, in addition to any other debt or obligation secured, this Mortgage will secure (and the same will be considered part of the Debt) unpaid balances of Loan advances made after this Mortgage is delivered to the Recorder for recording and all accrued and unpaid interest thereon. The maximum amount of unpaid Loan indebtedness secured hereby, exclusive of interest and the advances described in the next paragraph, will be SEVENTY-SEVEN MILLION THREE HUNDRED THOUSAND AND 00/100THS DOLLARS ($77,300,000.00).

(c) In addition to any other debt or obligation secured, this Mortgage will also secure (and the same will be considered part of the Debt) unpaid balances of advances made for the payment of real property taxes, assessments, insurance premiums or costs incurred for the protection of the Property.

ARTICLE IV

TITLE AND AUTHORITY

Section 4.1. Title to the Property.

(a) Borrower has and will continue to have good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property.

(b) Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions.

(c) This Mortgage is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

Section 4.2. Authority.

(a) Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state or commonwealth in which it was formed, organized or incorporated as set forth in Section 2.3 and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.

(b) Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign, pledge and grant a security interest in the Property to Lender pursuant to the provisions of this Mortgage; and (iv) perform the Obligations.

(c) The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon any party to the Loan Documents.

(d) The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of all parties to the Loan Documents enforceable in accordance with their respective terms.

(e) Borrower has not changed its legal name or its state or commonwealth of formation, as set forth in Section 2.3, in the four months prior to the date hereof, except as Borrower has disclosed any such change to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

(f) Borrower has not (i) merged with or into any other entity or otherwise been involved in any reorganization or (ii) acquired substantially all of the assets of any other entity where Borrower became subject to the obligations of such entity, for a period of one year ending on the date hereof, except as Borrower has disclosed any such change, merger, reorganization or acquisition to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

Section 4.3.  No Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.4. Litigation. There are no Proceedings or, to Borrower’s knowledge, investigations against or affecting Borrower or the Property and, to Borrower’s knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which could have a material adverse effect on the Property or on Lender’s interests in the Property or under the Loan Documents and, at Borrower’s expense, will appear in and defend any such Proceeding or investigation. Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may request from time to time.

ARTICLE V

PROPERTY STATUS, MAINTENANCE AND LEASES

Section 5.1. Status of the Property.

(a) Borrower has obtained and will maintain in full force and effect all certificates, licenses, permits and approvals that are issued or required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property, for the granting of this Mortgage or for the conduct of Borrower’s business on the Property in accordance with the Permitted Use.

(b) The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

(c) All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

(d) The Property is free from damage caused by a Casualty.

(e) All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

Section 5.2. Maintenance of the Property. Borrower will maintain the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the Improvements without Lender’s prior consent which may be withheld in Lender’s sole discretion. The Property will be managed by a property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender and terminable by Borrower upon 30 days notice to the property manager.

Section 5.3. Change in Use. Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

Section 5.4. Waste. Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property or any (other than non structural alterations permitted herein) alteration, demolition or removal of any of the Property without Lender’s prior consent, which may be withheld in Lender’s sole discretion.

Section 5.5. Inspection of the Property. Subject to the rights of tenants under the Leases, Lender has the right to enter and inspect the Property on reasonable prior notice, except in the case of an emergency, when no prior notice is necessary. Lender has the right to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Mortgage to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Mortgage. If the independent expert’s report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then the independent expert’s review and report will be at Borrower’s expense, payable on demand.

Section 5.6. Leases and Rents.

(a) Borrower assigns the Leases and the Rents to Lender absolutely and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs (until such Event of Default is cured) at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Mortgage by reference.

(b) Borrower appoints Lender as Borrower’s attorney-in-fact at Lender’s election to execute and record unilaterally, a document subordinating this Mortgage to the Leases, except with respect to the priority of entitlement to Insurance Proceeds or Condemnation Awards and the priority of this Mortgage to intervening liens or to liens arising under the Leases.

Section 5.7. Parking. Borrower will provide, maintain, police and light parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights- of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law; (ii) the number of parking spaces required by the Leases and the Property Documents; or (iii) 2,132 (2,087 regular and 45 handicapped) parking spaces. The parking areas will be reserved and used exclusively for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents.

Section 5.8.                                   Separate Tax Lot. The Property is and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

Section 5.9.                                   Changes in Zoning or Restrictive Covenants.  Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfill any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property; (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.

Section 5.10.                             Lender’s Right to Appear. Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower or in Lender’s name, which Lender, in its sole discretion, determines should be brought to protect Lender’s interest in the Property.

ARTICLE VI

IMPOSITIONS AND ACCUMULATIONS

Section 6.1. Impositions.

(a) Borrower will pay each Imposition at least 15 days before the date (the “Imposition Penalty Date”) that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.

(b) At least 10 days before each Imposition Penalty Date, Borrower will deliver to Lender a receipted bill or other evidence of payment.

(c) Borrower, at its own expense, may contest any Taxes or Assessments, provided that the following conditions are met:

(i) not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

(ii) the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

(iii) there is no Event of Default;

(iv) the Proceeding suspends the collection of the contested Taxes or Assessments;

(v) the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(vi) the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

(vii) Borrower either deposits with the Accumulations Depositary reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the contested Taxes or Assessments, together with all interest and penalties or Borrower pays all of the contested Taxes or Assessments under protest.

(d) Installment Payments. So long as no Event of Default has occurred, if any Assessment is payable in installments by its terms, Borrower may pay the Assessment in its entirety or pay the Assessment in installments.

Section 6.2. Accumulations.

(a) Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time, acting on behalf of Lender as Lender’s agent or otherwise such that Lender is the “customer”, as defined in the Uniform Commercial Code, of the depository bank with respect to the deposit account into which the Accumulations are deposited, to receive, hold and disburse the Accumulations in accordance with this Section (the “Accumulations Depositary”). On the first day of each calendar month during the Term Borrower will deposit with the Accumulations Depositary an amount equal to 1/12 of the annual Taxes and Assessments as determined by Lender or its designee. At least 20 days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Taxes and Assessments.

(b) The Accumulations will be applied to the payment of Taxes and Assessments. Any excess Accumulations after payment of Taxes and Assessments will be returned to Borrower or credited against future payments of the Accumulations, at Lender’s election or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, Borrower will pay Lender’s estimate of the deficiency to the Accumulations Depositary within 10 days of demand. At any time after an Event of Default occurs, the Accumulations may be applied as a credit against any portion of the Debt selected by Lender in its sole discretion.

(c) The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Mortgage and any agreement among Borrower, Lender and the Accumulations Depositary. If Lender is not the Accumulations

Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after an Event of Default.

(d) If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

(e) The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into a separate interest bearing account with Lender denominated as secured party, all in accordance with an agreement among Borrower, Lender and the Accumulations Depositary dated the date of this Mortgage.

(f) Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Mortgage, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, at Lender’s election, will be withheld.

(g) If Lender assigns this Mortgage, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and Borrower will look solely to the assignee with respect to the Accumulations. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower. At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

Section 6.3.  Changes in Tax Laws. If a Law deducts the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property, Borrower will pay the tax with interest and penalties, if any. If Lender determines that Borrower’s payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, Lender may accelerate the Loan on 120 days’ prior notice unless the tax must be paid within the 120-day period, in which case, Lender may accelerate the Loan within the lesser period.

Section 6.4.  Reserves. Borrower made initial deposits into two accounts established as security for the payment and performance of the Obligations, to be held and disbursed in accordance with a Leasing Reserve and Security Agreement and an Outstanding Tenant Improvement Pledge and Security Agreement dated the date of this Mortgage among Borrower, Lender and Lender’s pledge agent.

ARTICLE VII

INSURANCE. CASUALTY, CONDEMNATION

AND RESTORATION

Section 7.1. Insurance Coverages.

(a) Borrower will maintain such insurance coverages and endorsements in form and substance and in amounts as Lender may require in its sole discretion, from time to time. Until Lender notifies Borrower of changes in Lender’s requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan.

(b) The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”). Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days’ prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgage endorsement as loss payee.

(c) The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the State or Commonwealth where the Property is located, must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers. Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer. Lender hereby approves the insurance that Borrower is maintaining on the date of this Mortgage.

(d) Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

(e) Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

(f) Borrower will pay the Insurance Premiums for each Policy not less than 30 days before the expiration date of the Policy being replaced or renewed and will deliver to Lender an original or, if a blanket policy, a certified copy of each Policy marked “Paid” not less than 15 days prior to the expiration date of the Policy being replaced or renewed.

(g) Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

(h) Borrower will not carry any of the insurance required under this Section on a blanket or umbrella policy without in each instance Lender’s prior approval which may be withheld in Lender’s sole discretion. If Lender approves, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

(i) Borrower will give the Insurers prompt notice of any change in ownership or occupancy of the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Mortgage.

(j) If the Property is sold at a foreclosure sale or otherwise is transferred so as to extinguish the Obligations, all of Borrower’s right, title and interest in and to the Policies then in force will be transferred automatically to the purchaser or transferee.

Section 7.2. Casualty and Condemnation.

(a) Borrower will give Lender notice of any Casualty immediately after it occurs and will give Lender notice of any Condemnation Proceeding immediately after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing. Borrower immediately will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

(b) Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s sole discretion. Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

(c) If Lender elects not to act on Borrower’s behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender’s sole discretion any compromise or settlement that exceeds $350,000.00. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower. Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower immediately will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Mortgage. Lender will be responsible for only the Proceeds actually received by Lender.

Section 7.3. Application of Proceeds. After deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion; (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower. If there is an application by Lender of Insurance Proceed to reduce the Debt, there will be no Prepayment Premium or Evasion Premium payable as a result of that application of Insurance Proceeds.

Section 7.4. Conditions to Availability of Proceeds for Restoration. Notwithstanding the preceding Section, after a Casualty or a Condemnation (a “Destruction Event”), Lender will make the Proceeds (less any costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:

(i) Algonquin Phase I Associates LLC and Algonquin Commons, LLC or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

(ii) no Event of Default under the Loan Documents exists at the time of the Destruction Event and no Event of Default has occurred during the 12 months prior to the Destruction Event;

(iii) all Leases in effect immediately prior to the Destruction Event and all Property Documents in effect immediately prior to the Destruction Event that are essential to the use and operation of the Property continue in full force and effect notwithstanding the Destruction Event;

(iv) if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

(v) Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender funds (“Additional Funds”) that when added to the Proceeds will be sufficient to complete Restoration;

(vi) if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

(vii) Lender is satisfied that the proceeds of any business interruption insurance in effect together with other available gross revenues from the Property are sufficient to pay Debt Service Payments after paying the Impositions, Insurance Premiums, reasonable and customary operating expenses and capital expenditures until Restoration is complete;

(viii) Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of: (A) 12 months prior to the Maturity Date; (B) 12 months after Borrower obtains all permits, approvals and licenses required by law in order to commence the Restoration subject to force majeure; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law; and

(ix) the annual Rents (excluding security deposits) under Leases in effect on the date of the Destruction Event are providing debt service coverage for the annual Debt Service Payments of 1.15 after payment of annual Insurance Premiums, Impositions and operating expenses of the Property (including ground rent, if any), provided that, if the Rents do not provide such debt service coverage, then Borrower expressly authorizes and directs Lender to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such debt service coverage to be achieved. The reduced debt service payments will be calculated using the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved if the Principal and the originally scheduled Debt Service Payments had not been reduced. Borrower will execute any documentation that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

Section 7.5. Restoration.

(a) If the total Proceeds for any Destruction Event are $500,000.00 or less and there is no Event of Default in effect, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence and complete Restoration promptly.

(b) If the Proceeds for any Destruction Event exceed $500,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

(i)                                     Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date in each case subject to force majeure;

(ii)                                  if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval, plans and specifications and a detailed budget for the Restoration;

(iii)                               Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may request including mechanics’ lien waivers and title insurance endorsements;

(iv)                              Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender; and

(v)                                 there is no Event of Default at the time Borrower requests funds or at the time Lender disburses funds.

(c) If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(d) Lender may elect at any time prior to commencement of Restoration or while work is in progress to retain, at Borrower’s expense, an independent engineer or other consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s satisfaction.

(e) If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(f) Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law. Lender will not hold any Restoration Funds in trust. Lender may elect to deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender.

(g) Borrower will pay all of Lender’s expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

(h) If any excess Proceeds remains after Restoration, Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt as selected by Lender in its sole discretion or to deliver the excess to Borrower.

Section 7.6. Prepayment Premium. With regard to the provision regarding the Prepayment Premium that appears in the Note, notwithstanding Lender’s rights regarding proceeds from a taking by Condemnation, the Prepayment Premium shall be reduced to the extent the total proceeds from an award or settlement arising from a Condemnation are not sufficient to pay such Prepayment Premium after deducting (i) all repayment of principal and accrued interest under the Loan, and (ii) the Borrower’s cash equity investment (as calculated from time to time). Such calculation would be pro rated in the event of a partial condemnation following which the Loan continues in full force and effect. The preceding shall not apply during such time that the shortfall of proceeds to cover the Prepayment Premium can be insured against under a reasonably available commercial insurance policy for such occurrences.

ARTICLE VIII

COMPLIANCE WITH LAW AND AGREEMENTS

Section 8.1. Compliance with Law. Borrower, the Property and the use of the Property comply and will continue to comply with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law immediately after Borrower receives notice thereof and will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding. Borrower will not alter the Property in any manner that would increase Borrower’s responsibilities for compliance with Law except with respect to non structural tenant improvements.

Section 8.2. Compliance with Agreements. There are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents. Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents. Borrower will cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents. Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender’s prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

Section 8.3. ERISA Compliance.

(a) Neither Borrower nor any of Borrower’s constituent entities is or will be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and neither the assets of Borrower or of Borrower’s constituent entities are or will constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(b) Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

(c) Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

Section 8.4. Anti-Terrorism.

(a) None of Borrower, Indemnitor or its respective constituents or affiliates are in violation of any Laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(b) None of Borrower, Indemnitor, any of their respective constituents or affiliates, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan or, to Borrower’s knowledge as of the date hereof, the Seller of the Property (if any portion of the Property is being acquired with proceeds of the Loan) is a “Prohibited Person” which is defined as follows:

(i)                                     a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to the Executive Order;

(ii)                                  a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)                               a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order and the Patriot Act;

(iv)                              a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)                                 a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list;

(vi)                              a person or entity who is affiliated with a person or entity listed above.

(c) None of Borrower, Indemnitor, any of their respective affiliates or constituents, any of their respective brokers or other agents acting in any capacity in connection with the Loan or to Borrower’s knowledge as of the date hereof the seller of the Property (if any portion of the Property is being acquired with proceeds of the Loan), is or will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(d) Borrower covenants and agree to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this section.

Section 8.5. Section 6045(e) Filing. Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower’s attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer’s knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender’s counsel be obligated to file the reports or returns.

ARTICLE IX

ENVIRONMENTAL

Section 9.1. Environmental Representations and Warranties.

(a) Except as disclosed in the Environmental Report and to Borrower’s knowledge as of the date of this Mortgage:

(i)                                     no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws and (C) has not resulted in Material Environmental Contamination of the Property; and

(ii)                                  no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.

(b) If Borrower does not provide Lender at the closing of the Loan with a copy of the “disclosure document” required by the Illinois Responsible Property Transfer Act of 1988 (765 ILCS 90/1 eq seq.) as amended (“IRPTA”), Borrower represents and warrants that the disclosure and other requirements of IRPTA do not apply to this transaction.

Section 9.2. Environmental Covenants.

(a) Borrower will not cause or permit any Material Environmental Contamination of the Property.

(b) No Environmental Activity will occur on the Property other than the use, storage and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws; and (C) does not create a risk of Material Environmental Contamination of the Property.

(c) Borrower will notify Lender immediately upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b). Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental Laws). Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.

(d) From time to time at Lender’s request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

(e) Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section on an annual basis, or at any other time for reasonable cause, or after an Event of Default. In connection with the assessment: (i) Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use best efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than 10 days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage. The consultant’s assessment and reports will be at Borrower’s expense (i) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (ii) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (iii) if Lender engaged the consultant after the occurrence of an Event of Default.

(f) If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to release from the lien of this Mortgage any portion of the Property affected by the Environmental Activity and Borrower will accept the release.

ARTICLE X

FINANCIAL REPORTING

Section 10.1. Financial Reporting.

(a) Borrower will deliver to Lender within 90 days after the close of each Fiscal Year an annual financial statement (the “Annual Financial Statement”) for the Property for the Fiscal Year prepared on an accrual basis (and for Borrower upon the request of Lender), which will include a comparative balance sheet, a cash flow statement, an income and expense statement, a detailed breakdown of all receipts and expenses and all supporting schedules. The Annual Financial Statement will be:

(i) certified by the chief financial officer of Borrower; and

(ii) separate and distinct from any consolidated statement or report for Borrower or any other entity or which includes any other property.

Upon the occurrence of an Event of Default, at Lender’s option, the Annual Financial Statement will be:

(i) audited by a CPA;

(ii) accompanied by an opinion of the CPA that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property;

(iii) separate and distinct from any consolidated statement or report for Borrower or any other entity or which includes any other property.

(b) Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time and upon one (1) day notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices” or at any other location as may be approved by Lender.

(c) Borrower will deliver to Lender promptly any other information with respect to the operation and management of Borrower and the Property as Lender may request from time to time.

Section 10.2. Certificate. Borrower will cause to be delivered to Lender, together with the annual financial statement required to be delivered thereunder, or as otherwise requested by

Lender from time to time, a certificate from its state of formation, stating that Borrower is an entity that is in full force and effect.

ARTICLE XI

EXPENSES AND DUTY TO DEFEND

Section 11.1. Payment of Expenses.

(a) Borrower is obligated to pay all fees and expenses (the “Expenses”) incurred by Lender to any third party or that are otherwise payable in connection with the Loan, the Property or Borrower, including reasonable attorneys’ fees and expenses and any fees and expenses relating to (i) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (ii) any Proceeding or other claim asserted against Lender or any Proceeding described in the Section entitled “Lender’s Right to Appear”; (iii) any inspection, assessment, survey and test permitted under the Loan Documents; (iv) any Destruction Event; (v) the preservation of Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise; (vi) administration of the Loan; (vii) the Leases and the Property Documents; and (viii) any Proceeding in or for bankruptcy, insolvency, reorganization or other debtor relief or similar Proceeding relating to Borrower, the Property or any person liable under any guarantee, indemnity or other credit enhancement delivered in connection with the Loan.

(b) Borrower will pay the Expenses immediately on demand, together with any applicable interest, premiums or penalties. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender immediately upon demand, together with interest on such amount at the Default Interest Rate from the date Lender paid the Expenses through and including the date Borrower reimburses Lender. The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by this Mortgage.

Section 11.2. Duty to Defend. If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and approved by Lender. Lender may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party. In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender’s prior approval which may be withheld in its sole discretion.

ARTICLE XII

TRANSFERS, LIENS AND ENCUMBRANCES

Section 12.1.  Prohibitions on Transfers, Liens and Encumbrances.

(a)  Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s general partners, members or principals and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Mortgage, Borrower (i) will not, and will not permit its partners, members or principals to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Mortgage and the Permitted Exceptions. A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, or grant of a security interest in, the Property, any interest in the Property, any interest of Borrower’s partners, members or principals in the Property, or any change in Borrower’s composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

(b)  Borrower represents, warrants and covenants that:

(i)  Each entity comprising Borrower is an Illinois limited liability company. The manager and authorized agent for each of the entities comprising Borrower is Jeffrey R. Anderson Real Estate, Inc., an Ohio corporation controlled by Jeffrey R. Anderson. Algonquin Phase I Associates LLC has an 80% tenancy in common interest in the Property. Algonquin Commons, LLC has a 20% tenancy in common interest in the Property.

(ii)  If Borrower’s members are in turn partnerships, corporations or limited liability companies, the general partners, principals or members thereof and the percentage of partnership interest, stock or membership interest held by each (and so on at each level) are as follows:

(a)          Algonquin Phase I Associates LLC is 100% owned by Lansing Pavilion, LLC, a Michigan limited liability company. The membership interests in Lansing Pavilion, LLC are as follows:

JRA Family Limited Liability Company	72.766%
Richard D. Hannan, Trustee of the Richard D. Hannan Trust dated 3/4/1993 as amended	2.440%
Matthew Joyce	1.617%

Matthew Joyce	1.617%
Thomas Isgrig	2.021%
Henry Schneider	.674%
Donald Burkhardt	.674%
Thomas G. Hoffman	9.096%
Mark F. Fallon	9.096%

JRA Family Limited liability company is an Ohio limited liability company whose members and their interests are as follows:

Jeffrey R. Anderson	20.44%
JR Anderson	39.78%
Anders Anderson	39.78%

(b)         Algonquin Commons, LLC is 100% owned by Algonquin Business Park, LLC, an Illinois limited liability company. The membership interests in Algonquin Business Park, LLC are as follows:

Tim Opfer	25.0%
Jim Stuckman	25.0%
Rick Milne	25.0%
John Milne	25.0%

The members described above are referred to as the “Existing Members”.

Section 12.2.  Permitted Transfers.

(a)  Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender’s prior consent, provided that the following conditions are met:

(i)  at least 30 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

(ii)  there is no Event of Default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs;

(iii)  the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Sections entitled, “ERISA Compliance” and “Anti-Terrorism” and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion;

(iv)  At the time Lender receives the notice and at the time when the proposed Transfer occurs, Lender and the transferee are not opposing and have not opposed each other in a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal;

(v)  Borrower pays all of Lender’s expenses relating to the Transfer, including Lender’s reasonable attorneys’ fees;

(vi)  Lender is satisfied that the Property will continue to be managed by a property manager satisfactory to Lender; and

(vii)  On the date of the proposed Permitted Transfer, if so requested by Lender, a Uniform Commercial Code search report is delivered to Lender relating to (i) the transferee, (ii) any predecessor entity that transferee merged with or into, and (iii) any entity where transferee acquired substantially all of its assets, in each case satisfactory to Lender and indicating that Lender’s security interest in such portion of the Property as is perfected by filing a financing statement is prior to all other security interests reflected in the report.

(b)  Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent:

(i)  transfers of direct or indirect interests in Borrower, provided, that subsequent to the Transfer, Jeffrey R. Anderson controls (directly or indirectly) the Property and retains directly or indirectly not less than a 15% equity interest in the Property; and

(ii)  transfers of direct or indirect interests in Borrower, provided, that subsequent to the transfer following the death of Jeffrey R. Anderson, Jeffrey R. Anderson, Jr. controls (directly or indirectly) the Property and retains directly or indirectly not less than a 15% equity interest in the Property.

Section 12.3.  Loan Assumability. Notwithstanding the prohibition on transfers contained in Paragraph 12.1 hereof, if at any time after January 1, 2007, Borrower decides to sell the Property, there will be a one-time right for the Loan to be assumed by a bona fide third party (“Permitted Loan Assumption”), so long as the following conditions are satisfied:

(i)                                     Lender receives not less than 60 days prior written notice of the proposed transfer.

(ii)                                  There is no Event of Default when notice of the proposed transfer is received or when the transfer occurs.

(iii)                               Borrower pays or causes to pay to Lender a transfer fee of one percent (1%) of the outstanding principal balance on the Loan.

(iv)                              A substitute indemnitor and/or guarantor satisfactory to Lender in its sole discretion executes and delivers an environmental indemnity and non-recourse carve-out guaranty in favor of Lender on Lender’s standard form. In such event the current indemnitor and/or guarantor shall be released from its obligations from and after the date of the transfer (it being understood that such event shall under no circumstances affect Jeffrey R. Anderson’s liability hereunder for any liability arising prior to such date, even if first determined after such date).

(v)                                 At the time Lender receives the notice and at the time when the Permitted Transfer occurs, Lender and the transferee are not opposing and have not opposed each other in a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal.

(vi)                              The new borrower is an Institutional Investor or developer or manager of first-class, commercial real estate comparable to the Property and has a reputation in the industry as an owner of not less than 3 million square feet of commercial property of similar quality to the Property.

(vii)                           The buyer or its constituent entities has a net worth of at least ninety-seven million ($97,000,000.00) dollars.

(viii)                        The buyer delivers to Lender a title insurance policy or endorsements to the existing title insurance policy as Lender may reasonably request.

(ix)                                The transferee has expressly assumed Borrower’s obligations under the Loan Documents and under any other documents, as of the date of the loan assumption, encumbering the Property that are essential to the on-going use, operation and management of the Property.

(x)                                   Borrower delivers to Lender evidence satisfactory to Lender that the transferee is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975 (e) (I) of the Internal Revenue Code of 1986 (the “Code”) that is subject to Section 4975 of the Code, and the transferee’s assets do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(xi)                                Borrower has delivered to Lender evidence satisfactory to Lender that subsequent to the Transfer the Subject Property will be managed by a property manager of first-class commercial real estate comparable to the Property for not less than 10 years and having a reputation in the industry at least equivalent to that of Borrower or the existing property manager as of the Closing and otherwise satisfactory to Lender.

(xii)                             Borrower delivers to Lender such opinions of counsel as are reasonably requested by Lender.

(xiii)                          All other terms of the Loan Documents shall remain in full force and effect.

Section 12.4.  Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that the following conditions are met:

(i)  Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

(ii)  the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

(iii)  there is no Event of Default other than the Event of Default arising from the filing of the lien;

(iv)  the Proceeding suspends enforcement or collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

(v)  the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(vi)  Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties or Borrower pays the contested lien under protest; and

(vii)  with respect to an environmental lien, Borrower is using best efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

ARTICLE XIII

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 13.1.  Further Assurances.

(a)  Borrower will execute, acknowledge and deliver to Lender, or to any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

(b)  Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section after Lender provides Borrower notice of such failure to so comply.

Section 13.2.  Estoppel Certificates.

(a)  Within 10 days of Lender’s request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) to Borrower’s knowledge, there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

(b)  If Lender requests, Borrower promptly will use diligent, good faith efforts to deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying that the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document by any party and that to such party’s knowledge, the party claims no defense or offset against the performance of its obligations under the Property Document.

(c)  If Lender requests, Borrower promptly will use diligent, good faith efforts to deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may require, including that the Lease is in full force and effect; to tenant’s knowledge, with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease.

Section 13.3.  Right of Future Financing. If at any time during the term of the Loan, Borrower (including for purposes of this Section any affiliate of Borrower) develops all or any portion of the parcel of land (the “Development Parcel”) north of the Galyan’s store to County Line Road and Randall Road, Borrower will submit to Lender an application on Lender’s form for the permanent financing of the Development Parcel as improved before seeking permanent (as opposed to construction) financing of the Development Parcel as improved from any other lender. The application will propose terms comparable to terms for permanent financing then generally available from Institutional Investors for properties similar in kind, quality and location to the Development Parcel as improved. Lender will have 30 days after receipt of the application to accept or decline, in its sole discretion, the application or the application will be deemed declined. If the application is declined or deemed declined, then Borrower will have 60 days from the date the application is declined or deemed declined to obtain a bona fide offer for permanent financing from another lender on substantially the same terms set forth in the application to Lender and to deliver to Lender a copy of the offer. If Borrower fails to obtain such an offer, fails to deliver a copy of the offer to Lender within the 60-day period or fails to close the loan from another lender, then Borrower will submit a written application again to Lender in accordance with the procedures set forth above before seeking permanent financing of the Development Parcel as improved from another lender. Lender’s right of future financing is evidenced by a memorandum of future financing agreement between Borrower and Lender, dated the date of this Mortgage and recorded against the Development Parcel. If Lender accepts an application in accordance with the foregoing, then Borrower will accept the loan, which will be closed in accordance with Lender’s then prevailing practices, procedures and requirements for closing similar loans. Subject to Borrower’s compliance with the foregoing, Borrower may obtain permanent financing from another Lender. This provision becomes null and void in the event Borrower obtains permanent financing with a third party (subject to the above procedure) in which case Lender agrees to release of record the Memorandum of Agreement filed against the Property.

Section 13.4.  Credit Enhancements. Borrower will maintain in good standing all credit enhancement documents delivered to Lender in connection with the Loan throughout the Term or such shorter period as Borrower and Lender may have agreed to in writing. Credit enhancement documents include any letters of credit, cash deposits, pledges, guarantees or indemnities delivered to Lender in connection with the Loan but excluding any letters of credit, promissory notes or cash deposits delivered to Lender as good faith or standby fees in connection with Lender’s agreement to make the Loan. If the provider of any credit enhancement document becomes insolvent, commences or is the target of a Proceeding in bankruptcy or ceases to exist or if Lender determines that the provider’s insolvency is imminent, Borrower will deliver to Lender a replacement credit enhancement document within 15 Business Days of the date insolvency is known, the Proceeding in bankruptcy is filed, the cessation occurs or Lender gives Borrower notice that Lender has determined the provider’s insolvency is imminent. The replacement credit enhancement document will be satisfactory to Lender from an alternate provider satisfactory to Lender. Upon receipt of the replacement, Lender will deliver promptly to Borrower the credit enhancement document being replaced.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.1.  Events of Default. The term “Event of Default” means the occurrence of any of the following events:

(i)  if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of 5 days;

(ii)  if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

(iii)  if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this mortgage;

(iv)  if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan;

(v)  if a default occurs under Lender’s right of future financing agreement as more particularly described in the Section entitled “Right of Future Financing”

(vi)  if a Transfer occurs except in accordance with the provisions of this Mortgage and after Lender delivers Borrower notice of such non permitted transfer, such default is not cured within 20 days;

(vii)  if Borrower abandons the Property or ceases to conduct its business at the Property; or

(viii)  if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower.

Section 14.2.  Remedies.

(a)  If an Event of Default occurs, Lender may take any of the following actions (the “Remedies”):

(i)  declare all or any portion of the Debt immediately due and payable (“Acceleration”);

(ii)  pay or perform any Obligation upon five (5) business days prior notice to Borrower unless there is an emergency or Lender’s collateral or security or its priority is endangered;

(iii)  institute a Proceeding for the specific performance of any Obligation;

(iv)  apply for and obtain the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

(v)  directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower’s rights with respect to the Property, either in Borrower’s name or otherwise;

(vi)  institute a Proceeding for the foreclosure of this Mortgage or, if applicable, sell by power of sale, all or any portion of the Property;

(vii)  institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(viii)  exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code; and

(ix)  pursue any other right or remedy available to Lender at Law, in equity or otherwise.

(b)  If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender. Pursuant to the provisions of 765 ILCS 5/31.5, the mere recordation of the Assignment entitles Lender immediately to collect and receive Rents upon the occurrence of an Event of Default, as defined in Section 14.1, without first taking any acts of enforcement under applicable law, including providing notice to Borrower, filing foreclosure proceedings, or seeking the appointment of a receiver. Further, Lender’s right to the Rents does not depend on whether or not Lender takes possession of the Property as permitted under Section 14.2(v). In Lender’s sole discretion, Lender may choose to collect Rents either with or without taking possession of the Property.

Section 14.3.  General Provisions Pertaining to Remedies.

(a)  The Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

(b)  The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender’s rights with respect to the Remedies.

(c)  If Lender exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

(d)  Lender will not be liable for any act or omission of Lender in connection with the exercise of the Remedies.

(e)  Lender’s right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

(f)  If an Event of Default occurs, Lender’s payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

(g)  Lender’s acceptance of partial payment or receipt of Rents will not extend or affect any grace period, constitute a waiver of a default or Event of Default or constitute a recision of Acceleration.

Section 14.4.  INTENTIONALLY OMITTED

Section 14.5.  General Provisions Pertaining to Receiver and other Remedies.

(a)  If an Event of Default occurs, any court of competent jurisdiction will, upon application by Lender, appoint a Receiver as designated in the application and issue an injunction prohibiting Borrower from interfering with the Receiver, collecting Rents, disposing of any Rents or any part of the Property, committing waste or doing any other act that will tend to affect the preservation of the Leases, the Rents and the Property and Borrower approves the appointment of the designated Receiver or any other Receiver appointed by the court. Borrower agrees that the appointment may be made ex parte and as a matter of right to Lender, either before or after sale of the Property, without further notice, and without regard to the solvency or insolvency, at the time of application for the Receiver, of the person or persons, if any, liable for the payment of any portion of the Debt and the performance of any portion of the Obligations and without regard to the value of the Property or whether the Property is occupied as a homestead and without bond being required of the applicant.

(b)  The Receiver will be vested with the fullest powers permitted by Law including all powers necessary or usual in similar cases for the protection, possession and operation of the Property and all the powers and duties of Lender as a mortgagee-in-possession as provided in this Mortgage and may continue to exercise all the usual powers and duties until the Receiver is discharged by the court. The powers of a receiver listed in 735 ILCS 5/15-1704 shall be added to all the powers of a receiver listed in the Mortgage subject to any express limitations on such powers in the Mortgage.

(c)  In addition to the Remedies and all other available rights, Lender or the Receiver may take any of the following actions during the continuance of an Event of Default:

(i)  take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

(ii)  require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Books and Records and all original counterparts of the Leases and the Property Documents;

(iii)  collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver’s, broker’s and attorney’s fees, apply the net collections to any portion of the Debt selected by Lender in its sole discretion;

(iv)  enter into, modify, extend, enforce, terminate, renew or accept surrender of Leases and evict tenants except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

(v)  enter into, modify, extend, enforce, terminate or renew Property Documents except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

(vi)  appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding to protect the Property as well as Borrower’s and Lender’s respective interests in the Property (unless any such Proceeding has been assigned previously to Lender in the Assignment, or if so assigned, Lender has not expressly assigned such Proceeding to the Receiver and consented to such appearance or defense by the Receiver); and

(vii)  perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property, (B) to increase the gross receipts from the Property; or (C) otherwise to protect Borrower’s and Lender’s respective interests in the Property.

(d)                                 Borrower appoints Lender as Borrower’s attorney-in-fact, at Lender’s election, to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the provisions of this Section.

Section 14.6.  General Provisions Pertaining to Foreclosures and the Power of Sale. The following provisions will apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

(i)  Lender’s right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed;

(ii)  any sale may be postponed or adjourned by Lender by public announcement at the time and place appointed for the sale without further notice;

(iii)  with respect to sale pursuant to a judgment of foreclosure and sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

(iv)  if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Mortgage will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender’s rights and remedies with respect to the unmatured portion of the Debt;

(v)  Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender’s bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender’s bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

(vi)  Lender’s receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Mortgage.

Section 14.7.  Application of Proceeds. Lender may apply the proceeds of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

Section 14.8.  Power of Attorney. Borrower appoints Lender as Borrower’s attorney-in-fact to perform any actions necessary and incidental to exercising the Remedies.

Section 14.9.  Tenant at Sufferance. If Lender or a Receiver enters the Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower. If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

Section 14.10.  Compliance with Illinois Mortgage Foreclosure Law.

(a)                                  If any provision of this Mortgage is inconsistent with any applicable provision of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1101, et seq. (the “Act”), the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can fairly be construed in a manner consistent with the Act.

(b)                                 Without in any way limiting any of Lender’s rights, remedies, powers and authorities under this Mortgage, and in addition to all of such rights, remedies, powers, and authorities, the Lender shall also have all rights, remedies, powers and authorities permitted to the holder of a mortgage under the Act, as the same may be amended from time to time. If any provision of this Mortgage shall grant to Lender any rights, remedies, powers or authorities upon default of the Borrower, which are more limited than what would be vested in Lender under the Act in the absence of said provision, Lender shall have what would be vested under the Act.

(c)                                  Without limitation, all expenses (including attorneys’ fees and expenses) incurred by Lender, to the extent reimbursable under 735 ILCS 5/15-1510, 5/15-1512, or any other provision of the Act, whether incurred before or after any judgment of foreclosure, shall be added to the indebtedness secured by this Mortgage and included in the judgment of foreclosure.

ARTICLE XV

LIMITATION OF LIABILITY

Section 15.1.  Limitation of Liability.

(a)  Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose this Mortgage instead of instituting suit on the Note. If a lesser sum is realized from a foreclosure of this Mortgage and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower or Borrower’s members, if any, for or on account of the deficiency, except as set forth in subsections (b) and (c).

(b)  The limitation of liability in subsection (a) will not affect or impair (i) the lien of this Mortgage or Lender’s other rights and Remedies under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender’s rights under any Loan Document that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

(c)  The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower for the following:

(i)  all losses suffered and liabilities and expenses incurred by Lender relating to any fraud or intentional misrepresentation or omission by Borrower or any of Borrower’s partners, members, officers, directors, shareholders or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the Obligations;

(ii)  all Rents derived from the Property after a default under the Loan Documents which default is a basis of a Proceeding by Lender to enforce collection of the Debt and all moneys that, on the date such a default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender;

(iii)  the cost of remediation of any Environmental Activity affecting the Property, any diminution in the value of the Property arising from any Environmental Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to a default under the Article entitled “Environmental”;

(iv)  all security deposits collected by Borrower or any of Borrower’s predecessors and not refunded to Tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all advance rents collected by Borrower or any of Borrower’s predecessors and not applied in accordance with the Leases or delivered to Lender;

(v)  the replacement cost of any Fixtures or Personal Property removed from the Property after a default occurs;

(vi)  all losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in waste (including economic and non-physical waste) on the Property;

(vii)  all protective advances and other payments made by Lender pursuant to express provisions of the Loan Documents to protect Lender’s security interest in the Property or to protect the assignment of the property described in and effected by the Assignment, but only to the extent that the Rents would have been sufficient to permit Borrower to make the payment and Borrower failed to do so;

(viii)  all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials;

(ix)  all Proceeds that are not applied in accordance with this Mortgage or not paid to Lender as required under this Mortgage;

(x)  all losses suffered and liabilities and expenses incurred by Lender relating to a Transfer that is not permitted under the Section entitled “Permitted Transfers” including the prohibition on any Transfer that results in a violation of ERISA or any anti-terrorism or money laundering laws.

(xi)  all losses suffered and liabilities and expenses incurred by Lender relating to forfeiture or threatened forfeiture of the Property to the Government, which is occasioned by the intentional, wrongful action of Borrower;

(xii)  all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Mortgage relating to ERISA, including the prohibition on any Transfer that results in a violation of ERISA;

(xiii)  all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower, Indemnitor or Guarantor under any of the provisions of this

Mortgage relating to Anti-Terrorism Laws, including the prohibition on any Transfer that results in a violation of Anti-Terrorism Laws; and

(xiv)  all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under Section 17.2 of this Mortgage.

(d)  Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

ARTICLE XVI

WAIVERS

SECTION 16.1.                              WAIVER OF STATUTE OF LIMITATIONS. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER’S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

SECTION 16.2.                              WAIVER OF NOTICE. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

SECTION 16.3.                              WAIVER OF MARSHALLING AND OTHER MATTERS. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

SECTION 16.4.                              WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-

COMPLAINT ASSERTED BY OR AGAINST, LENDER RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

SECTION 16.5.                              WAIVER OF COUNTERCLAIM. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

SECTION 16.6.                              WAIVER OF JUDICIAL NOTICE AND HEARING. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

SECTION 16.7.                              WAIVER OF SUBROGATION. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

SECTION 16.8.                              GENERAL WAIVER. TO THE EXTENT PERMITTED BY LAW, BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER’S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH, AND THE LOAN IS SECURED BY A MORTGAGE ON REAL ESTATE UNDER 815 ILCS 205/4(1) AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGEMENT IS MADE

WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGMENT.

SECTION 16.9.                              ILLINOIS STATUTORY WAIVERS. THE BORROWER, ON BEHALF OF ITSELF AND ALL PERSONS NOW OR HEREAFTER INTERESTED IN THE PROPERTY, VOLUNTARILY AND KNOWINGLY HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A TRANSACTION WHICH DOES NOT INCLUDE EITHER AGRICULTURAL REAL ESTATE (AS DEFINED IN THE ACT), OR RESIDENTIAL REAL ESTATE (AS DEFINED IN THE ACT). THE BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN OR TITLE TO THE PROPERTY SUBSEQUENT TO THE DATE OF THIS MORTGAGE, HEREBY IRREVOCABLY WAIVES PURSUANT TO 735 ILCS 5/15-1601 OF THE ACT ANY AND ALL RIGHTS OF REINSTATEMENT (INCLUDING, WITHOUT LIMITATION, ALL RIGHTS OF REINSTATEMENT PROVIDED FOR IN 735 ILCS 5/15-1602) OR REDEMPTION FROM SALE OR FROM OR UNDER ANY ORDER, JUDGMENT OR DECREE OF FORECLOSURE OF THIS MORTGAGE (INCLUDING, WITHOUT LIMITATION, ALL RIGHTS OF REDEMPTION PROVIDED FOR IN 735 ILCS 5/15-1603) OR UNDER ANY POWER CONTAINED HEREIN OR UNDER ANY SALE PURSUANT TO ANY STATUTE, ORDER, DECREE OR JUDGMENT OF ANY COURT.

ARTICLE XVII

NOTICES

Section 17.1.  Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid, addressed to the appropriate party at its address listed below:

If to Lender:	Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
	Attention:	Director Portfolio Management — Midwest/Southwest
Mortgage and Real Estate
TIAA Appl. #AAA-3831
Authorization #000576200

with a courtesy
copy to:		Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
	Attention:	Managing Counsel — NY
Investment Management Law
TIAA Appl. #AAA-3831
Authorization #000576200

If to Borrower:		Algonquin Phase I Associates LLC
and Algonquin Commons, LLC
c/o Rookwood Tower
3805 Edwards Road, Suite 700
Cincinnati, Ohio 45209
Attn: Jeffrey R. Anderson

with a courtesy
copy to:		Dinsmore & Shohl LLP
1900 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202
Attention: Thomas J. Sherman, Esq.

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

Section 17.2.  Change in Borrower’s Legal Name. Place of Business or State of Formation. Borrower will notify Lender in writing prior to any change in Borrower’s legal name, place of business or state formation, including as a result of, or in connection with, any Transfer, including any Permitted Transfer.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1.  Applicable Law. The Loan Documents are governed by and will be construed in accordance with the Laws of the State of Illinois without regard to conflict of law provisions, except to the extent that the Uniform Commercial Code requires otherwise.

Section 18.2.  Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate.

Section 18.3.  Lender’s Discretion. Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.

Section 18.4.  Unenforceable Provisions. If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

Section 18.5.  Survival of Borrower’s Obligations. Borrower’s representations, warranties and covenants contained in the Loan Documents will continue in full force and effect and survive (i) satisfaction of the Obligations; (ii) release of the lien of this Mortgage; (iii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iv) Lender’s exercise of any of the Remedies or any of Lender’s other rights under the Loan Documents; (v) a Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower.

Section 18.6.  Relationship Between Borrower and Lender; No Third Party Beneficiaries.

(a)  Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender’s actions.

(b)  All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7.  Partial Releases; Extensions; Waivers. Lender may: (i) release any part of the Property or any entity obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity’s performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

Section 18.8.  Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.

Section 18.9.  Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.

Section 18.10.  No Oral Amendment. The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18.11.  Lost or Destroyed Note. If the Note is lost, mutilated, destroyed or stolen, Borrower will deliver to Lender a new, substitute note containing the same provisions as the Note, provided that Borrower is furnished with reasonably satisfactory evidence of the loss, mutilation, destruction or theft of the Note.

Section 18.12.  Severability. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents will not affect any other provisions of the Loan Documents, which will be construed as if the invalid, illegal or unenforceable provision never had been included.

Section 18.13.  Covenants Run with the Land. Subject to the restrictions on transfer contained in the Article entitled “TRANSFERS, LIENS AND ENCUMBRANCES”, all of the covenants of this Mortgage and the Assignment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage.

Section 18.14.  Time of the Essence. Time is of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 18.15.  Subrogation. If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

Section 18.16.  Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Mortgage are joint and several.

Section 18.17.  Successors and Assigns. The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 18.18.  Duplicates and Counterparts. Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single original document.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the date first set forth above.

ALGONQUIN PHASE I ASSOCIATES LLC, an Illinois limited liability company

By:	Jeffrey R. Anderson Real Estate, Inc. an Ohio corporation and its authorized agent

	By:	/s/ Jeffrey R. Anderson
Printed Name: Jeffrey R. Anderson
Title: President

ALGONQUIN COMMONS, LLC, an Illinois limited liability company

By:	Jeffrey R. Anderson Real Estate, Inc. an Ohio corporation and its authorized agent

	By:	/s/ Jeffrey R. Anderson
Printed Name: Jeffrey R. Anderson
Title: President

[ACKNOWLEDGMENTS ON NEXT PAGE]

ACKNOWLEDGMENTS

STATE OF OHIO	)
) ss:
COUNTY OF HAMILTON	)

Before me, the undersigned authority, a Notary in and for said State, on this day personally appeared Jeffrey R. Anderson, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the president of Jeffrey R. Anderson Real Estate, Inc., authorized agent for Algonquin Phase I Associates LLC, an Illinois limited liability company, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged that he/she executed the said instrument for the uses, purposes and consideration therein expressed on behalf of said Algonquin Phase I Associates, LLC.

Given under my hand and seal of office this 26 day of October, 2004.

/s/ Kimberlea Ramsey
KIMBERLEA RAMSEY Notary Public In and for the State of Ohio My Commission Expires November 11, 2007	Notary Public in and for the State of Ohio My commission expires: 11-11-2007

STATE OF OHIO	)
) ss:
COUNTY OF HAMILTON	)

Before me, the undersigned authority, a Notary in and for said State, on this day personally appeared Jeffrey R. Anderson, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the president of Jeffrey R. Anderson Real Estate, Inc., authorized agent for Algonquin Commons, LLC, an Illinois limited liability company, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged that he/she executed the said instrument for the uses, purposes and consideration therein expressed on behalf of said Algonquin Commons, LLC.

Given under my hand and seal of office this 26 day of October, 2004.

/s/ Kimberlea Ramsey
KIMBERLEA RAMSEY Notary Public In and for the State of Ohio My Commission Expires November 11, 2007	Notary Public in and for the State of Ohio My commission expires: 11-11-2007

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

THAT PART OF FRACTIONAL SECTION 6, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE EAST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 6; THENCE NORTH 00° 27’ 16” WEST ALONG THE WEST LINE OF THE EAST HALF OF SAID NORTHEAST QUARTER, 152.90 FEET FOR THE POINT OF BEGINNING; THENCE CONTINUING NORTH 00° 27’ 16” WEST ALONG SAID WEST LINE, 1596.19 FEET; THENCE NORTH 89° 39’ 00” EAST PARALLEL WITH THE NORTH LINE OF SAID NORTHEAST QUARTER, 335.00 FEET; THENCE NORTH 00° 27’ 16” WEST PARALLEL WITH THE WEST LINE OF THE EAST HALF OF SAID NORTHEAST QUARTER, 30.00 FEET; THENCE NORTH 89° 39’ 00” EAST PARALLEL WITH THE NORTH LINE OF SAID NORTHEAST QUARTER, 495.00 FEET; THENCE SOUTH 00° 17’ 50” WEST PARALLEL WITH THE WEST LINE OF RANDALL ROAD (ACCORDING TO DOCUMENT NO. 97KO73506, RECORDED OCTOBER 28, 1997), 209.70 FEET; THENCE NORTH 89° 57’ 05” EAST PARALLEL WITH THE SOUTH LINE OF THE NORTH HALF OF THE NORTHEAST QUARTER OF SAID NORTHEAST QUARTER, 353.00 FEET; THENCE NORTH 00° 17’ 50” EAST PARALLEL WITH SAID WEST LINE OF RANDALL ROAD, 62.61 FEET; THENCE NORTH 89° 57’ 05” EAST PARALLEL WITH THE SOUTH LINE OF SAID NORTH HALF, 100.59 FEET TO SAID WEST LINE OF RANDALL ROAD; THENCE SOUTH 00° 17’ 50” WEST ALONG SAID WEST LINE, 1179.75 FEET; THENCE SOUTH 89° 42’ 10” WEST, 145.76 FEET; THENCE SOUTH 45° 17’ 50” WEST, 54.95 FEET; THENCE SOUTH 00° 17’ 50” WEST PARALLEL WITH SAID WEST LINE OF RANDALL ROAD, 162.16 FEET; THENCE SOUTH 05° 55’ 32” WEST, 225.19 FEET; THENCE SOUTH 26° 46’ 48” WEST, 113.07 FEET; THENCE SOUTH 88° 36’ 15” WEST, 569.09 FEET TO A POINT OF CURVATURE; THENCE WESTERLY AND NORTHWESTERLY, BEING A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 445.00 FEET, AN ARC LENGTH OF 348.99 FEET, A CHORD BEARING OF NORTH 68° 55’ 44” WEST AND A CHORD DISTANCE OF 340.11 FEET; THENCE NORTH 46° 27’ 42” WEST, 162.30 FEET TO THE POINT OF BEGINNING, IN THE VILLAGE OF ALGONQUIN, DUNDEE TOWNSHIP, KANE COUNTY, ILLINOIS

PARCEL 2:

EASEMENTS FOR ROADWAYS, WATERMAIN, SANITARY SEWER, STORM SEWER AND DETENTION FACILITY FOR THE BENEFIT OF PARCEL ONE AS SET FORTH AND DEFINED IN DECLARATION OF EASEMENTS, RESTRICTIONS AND MAINTENANCE AGREEMENT DATED OCTOBER 08, 2003 AND RECORDED NOVEMBER 04, 2003 AS DOCUMENT 2003K194483.

Exhibit B

DEFINITIONS

“Acceleration” is defined in Section 14.2(a)(i).

“Accumulations” is defined in Section 2.1(xii).

“Accumulations Depositary” is defined in Section 6.2(a).

“Additional Funds” is defined in Section 7.4(v).

“Annual Financial Statement” is defined in Section 10.1(a).

“Assessments” is defined as all assessments now or hereafter levied, assessed or imposed against the Property.

“Assignment” is defined as the Assignment of Leases and Rents dated of even date with this Mortgage made by Borrower for the benefit of Lender.

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrower” is defined in the introductory paragraph.

“Budget” is defined in Section 10.2.

“Business Days” is defined as any day on which commercial banks are not authorized or required by Law to close in New York, New York.

“Casualty” is defined as damage to or destruction of the Property by fire or other casualty.

“Code” is defined as the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

“Condemnation” is defined as the permanent or temporary taking of all or any portion of the Property, or any interest therein or right accruing thereto, by the exercise of the right of eminent domain (including any transfer in lieu of or in anticipation of the exercise of the right) or any similar injury or damage to or decrease in the value of the Property, including severance and change in the grade of any streets and a Condemnation will be deemed to have occurred on the date title to the Property taken passes or if the Condemnation is temporary, on the date Borrower no longer has use of the affected property.

“Condemnation Awards” is defined in Section 2.1(viii).

“Condemnation Proceeding” is defined as a Proceeding that could result in a Condemnation.

“CPA” is defined as an independent certified public accountant satisfactory to Lender.

“Debt” is defined in Section 3.1.

“Debt Service Payments” is defined as the monthly installments of principal and interest payable by Borrower to Lender as set forth in the Note.

“Default Interest Rate” is defined as the lower of 5% per annum or the Maximum Interest Rate, if any.

“Destruction Event” is defined in Section 7.4.

“Development Parcel” is defined in Section 13.3.

“Environmental Activity” is defined as any actual, suspected or threatened abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Material. The actual, suspected or threatened presence of any Hazardous Material or the actual, suspected or threatened noncompliance with any Environmental Laws, will be deemed Environmental Activity.

“Environmental Laws” is defined as all Laws pertaining to health, safety, protection of the environment, natural resources, conservation, wildlife, waste management, Environmental Activities and pollution.

“Environmental Report” is defined as the report prepared by John Paul Buglisi, dated April, 2004, as amended.

“ERISA” is defined in Section 8.3(a).

“Event of Default” is defined in Section 14.1.

“Executive Order” is defined in Section 8.4.

“Existing Members” is defined in Section 12.1(b).

“Expenses” is defined in Section 11.1(a).

“Financial Books and Records” is defined as detailed accounts of the income and expenses of the Property and of Borrower and all other data, records and information that either are specifically referred to in the Article entitled “FINANCIAL REPORTING” or are necessary to the preparation of any of the statements, reports or certificates required under such Article and includes all supporting schedules prepared or used by the CPA in auditing the Annual Financial Statement or in issuing its opinion.

“Fiscal Year” is defined as any calendar year or partial calendar year during the Term.

“Fixed Interest Rate” is defined as 5.45% per annum.

“Fixtures and Personal Property” is defined in Section 2.1(iv).

“Government” is defined as any federal, state or municipal governmental or quasi-governmental authority including any executive, legislative or judicial branch and any division, subdivision or agency of any of them and any entity to which any of them has delegated authority.

“Hazardous Materials” is defined as any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material (i) that is hazardous or toxic or (ii) the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum and petroleum products and polychlorinated biphenyls.

“Imposition Penalty Date” is defined in Section 6.1(a).

“Impositions” is defined as all Taxes, Assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Property or Borrower and whether levied, assessed or imposed as excise, privilege or property taxes.

“Improvements” is defined in Section 2.1(ii).

“Insurance Premiums” is defined as all present and future premiums and other charges due and payable on policies of fire, rental value and other insurance covering the Property and required pursuant to the provisions of this Mortgage.

“Insurance Proceeds” is defined in Section 2.1(ix).

“Insurers” is defined in Section 7.1(c).

“Institutional Investor” is defined as any bank, savings institution, charitable foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940, as amended, and acting as trustee or agent.

“Interest” is defined as the fixed interest payable under the Note at the Fixed Interest Rate and any other sums which are deemed to be interest under Law.

“Land” is defined in the Recitals.

“Late Charge” is defined in the Note.

“Law” is defined as all present and future codes, constitutions, cases, opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect or that may be interpreted to affect the Property, Borrower or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

“Leases” is defined as all present and future leases, subleases, licenses and other agreements for the use and occupancy of the Land and Improvements, any related guarantees and any use and occupancy arrangements created pursuant to Section 365(h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land and Improvements.

“Lender” is defined in the introductory paragraph.

“Loan” is defined in the Recitals.

“Loan Documents” is defined as the Note, this Mortgage, the Assignment and all documents now or hereafter executed by Borrower or held by Lender relating to the Loan, including all amendments but excluding any indemnities or guaranties delivered in connection with the Loan.

“Material Environmental Contamination” is defined as contamination of the Property with Hazardous Materials (i) that constitutes a violation of one or more Environmental Laws; (ii) for which there is a significant possibility that remediation will be required under Environmental Laws; (iii) that results in a material risk of liability or expense to Lender, or (iv) that diminishes the value of the Property.

“Maturity Date” is defined in the Recitals.

“Maximum Interest Rate” is defined as the maximum rate of interest, if any, permitted by Law as of the date of this Mortgage to be charged with respect to the Loan.

“Mortgage” is defined as this Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement.

“Note” is defined in the Recitals.

“Note Payments” is defined in the Note.

“Notices” is defined in Section 17.1.

“Obligations” is defined in Section 3.1.

“Permitted Exceptions” is defined as the matters shown in Schedule B, Part 1 and 2 of the title insurance policy insuring the lien of this Mortgage.

“Permitted Transfers” is defined in Section 12.2(b).

“Permitted Use” is defined as use as a first-class commercial/retail shopping/lifestyle center and uses incidentally and directly related to such use.

“Personal Property” is defined as the Property, other than Fixtures, the Land or the Improvements.

“Policies” is defined in Section 7.1(b).

“Prepayment Premium” is defined in the Note.

“Principal” is defined in the Recitals.

“Proceeding” is defined as a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal having proper jurisdiction.

“Proceeds” is defined in Section 7.2(c).

“Prohibited Person” is defined in Section 8.4.

“Property” is defined in Section 2.1.

“Property Documents” is defined in Section 2.1(v).

“Receiver” is defined as a receiver, custodian, trustee, liquidator or conservator of the Property.

“Remedies” is defined in Section 14.2(a).

“Rents” is defined as all present and future rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, parking fees, revenues and other consideration accruing under or in connection with the Leases or otherwise derived from the use and occupancy of the Land or the Improvements, including tenant contributions to expenses, security deposits and royalties, if any, all other fees or payments paid to or for the benefit of Borrower, including liquidated damages after a default under a Lease, any termination, cancellation, modification or other fee or premium payable by a tenant for any reason, the proceeds of any rental insurance and any payments received pursuant to Sections 502(b) or 365 of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land or the Improvements and all claims as a creditor in connection with any of the foregoing.

“Restoration” is defined as the restoration of the Property after a Destruction Event as nearly as possible to its condition immediately prior to the Destruction Event, in accordance with the plans and specifications, in a first-class workmanlike manner using materials substantially equivalent in quality and character to those used for the original improvements, in accordance with Law and free and clear of all liens, encumbrances or other charges other than this Mortgage and the Permitted Exceptions.

“Restoration Completion Date” is defined in Section 7.4(viii).

“Restoration Funds” is defined in Section 7.5(b).

“Taxes” is defined as all present and future real estate taxes or personal property taxes, if any, levied, assessed or imposed against the Property.

“Term” is defined as the scheduled term of this Mortgage commencing on the date Lender makes the first disbursement of the Loan and terminating on the Maturity Date.

“Transfer” is defined in Section 12.1(a).

“Uniform Commercial Code” is defined as the Uniform Commercial Code as in effect from time to time in the jurisdiction where the Land is located or, to the extent required by the Uniform Commercial Code, where the Borrower is located, as applicable.

Exhibit C

RULES OF CONSTRUCTION

(a) References in any Loan Document to numbered Articles or Sections are references to the Articles and Sections of that Loan Document References in any Loan Document to any numbered or lettered Exhibits or Schedules are references to the Exhibits or Schedules attached to that Loan Document, all of which are incorporated in and constitute a part of that Loan Document. Article, Section, Exhibit and Schedule captions used in any Loan Document are for reference only and do not describe or limit the substance, scope or intent of that Loan Document or the individual Articles, Sections, Exhibits or Schedules of that Loan Document.

(b) The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation”.

(c) The terms “Land”, “Improvements”, “Fixtures and Personal Property”, “Condemnation Awards”, “Insurance Proceeds” and “Property” are construed as if followed by the phrase “or any part thereof”.

(d) Any agreement by or duty imposed on Borrower in any Loan Document to perform any obligation or to refrain from any act or omission constitutes a covenant running with the ownership or occupancy of the Land and the Improvements, which will bind all parties hereto and their respective successors and assigns, and all lessees, subtenants and assigns of same, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage and includes a covenant by Borrower to cause its partners, members, principals, agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents. Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Property, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

(e) The term “to Borrower’s knowledge” is construed as meaning to the best of Borrower’s knowledge after diligent inquiry.

(f) The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

(g) The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

(h) The term “provisions” includes terms, covenants, conditions, agreements and requirements.

(i) The term “amend” includes modify, supplement, renew, extend, replace or substitute and the term “amendment” includes modification, supplement, renewal, extension, replacement and substitution.

(j) Reference to any specific Law or to any document or agreement, including the Note, this Mortgage, any of the other Loan Documents, the Leases, and the Property Documents and includes any future amendments to the Law, document or agreement, as the case may be.

(k) No inference in favor of or against a party with respect to any provision in any Loan Document may be drawn from the fact that the party drafted the Loan Document.

(l) The term “certificate” means the sworn, notarized statement of the entity giving the certificate, made by a duly authorized person satisfactory to Lender affirming the truth and accuracy of every statement in the certificate. Any document that is “certified” means the document has been appended to a certificate of the entity certifying the document that affirms the truth and accuracy of everything in the document being certified. In all instances the entity issuing a certificate must be satisfactory to Lender.

(m) Any appointment of Lender as Borrower’s attorney-in-fact is irrevocable and coupled with an interest. Lender may appoint a substitute attorney-in-fact. Borrower ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Borrower will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

(n) Any document, instrument or agreement to be delivered by Borrower will be in form and content satisfactory to Lender.

(o) All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

(p) The unmodified word “days” means calendar days.

Exhibit D

PROPERTY DOCUMENTS

Amended and Restated Declaration of Easements, Restrictions and Maintenance Agreement for Algonquin Commons Lifestyle Center and The Exchange at Algonquin Commons by Algonquin Phase II Associates LLC, an Illinois limited liability company, JRA Family Limited Liability Company, an Ohio limited liability company, MFF Associates, LLC, an Ohio limited liability company, TGH Associates, LLC, an Ohio limited liability company, Algonquin Commons, LLC, an Illinois limited liability company, JRA Beechmont Twins, LLC, an Ohio limited liability company, JRA Anderson Office Park, LLC and Algonquin Commons, LLC, an Illinois limited liability company, dated November 4, 2003.